Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Registration File Nos. 2-58660, 33-48807, 33-59603, 333-209684, 333-41828, 333-69778, 333-146400, 333-176084, and 333-176085), Registration Statements on Form S-3 (Registration File Nos. 333-67543, 333-161797, 333-183214 and 333-206217), and Registration Statement on Form S-4 (Registration File No. 333-163405) of our report dated February 22, 2018 (May 9, 2018 as to Notes 1, 7, and 15) relating to the consolidated financial statements of Marsh & McLennan Companies, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s retrospective adjustment of the financial statements for a change in accounting principle relating to other components of net periodic benefit costs) appearing in this Current Report on Form 8-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP
New York, New York
May 9, 2018